EXHIBIT 21

                         AVNET, INC. AND SUBSIDIARIES
                          SUBSIDIARIES OF AVNET, INC.



                                                                JURISDICTION
NAME                                                          OF INCORPORATION

AB Avnet EMG which includes eight subsidiaries                    Sweden
Allied Electronics, Inc.                                          Delaware
Avnet, Inc.                                                       Delaware
Avnet Computer Technologies, Inc.                                 Delaware
Avnet Computer Technologies Leasing, Inc.                         Delaware
AVNET E 2000 GmbH elektronische Bauelemente which includes
 a group of five companies                                        Germany
Avnet Electronic Marketing Group SRL                              Italy
Avnet EMG Ltd. which includes seven subsidiaries                  England
Avnet France, S.A. which includes four subsidiaries               France
Avnet Holding Germany GmbH                                        Germany
Avnet Industries (Malaysia) SDN. BHD.                             Malaysia
Avnet International (Canada) Ltd. does business as:               Ontario
  Hamilton Hallmark
  Hall-Mark Computer Products
  Avnet Computer
  Avnet Leasing Center
  Mechanics Choice Canada
  Time Electronics
Avnet Marketing Services                                          California
Avnet International (Taiwan) Ltd.                                 Taiwan
Avnet Properties Corporation                                      Delaware
Avnet-Time Limited                                                England
Brownell Electro, Inc.                                            New York
Channel Master (Holdings) Limited                                 England
Channel Master (UK) Limited                                       England
Channel Master Communications, Inc.                               Delaware
Channel Master Satellite Systems, Inc.                            New York
Disti Export Trading Corp.                                        Barbados
Duso Advertising, Inc.                                            New York
Electro Air PTE Ltd.                                              Singapore
Freeman Products, Inc.                                            Delaware
Optional Systems Resource, Inc.                                   Delaware
Pen-Stock, Inc.                                                   California
TEG Communications, Inc.                                          New York
Texas Freeman Products, Inc.                                      Texas
Time Electronics of California, Inc.                              California